Exhibit 24.1
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person or entity whose signature appears below constitutes and appoints Robert J. Hugin its true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for it and in its name, place and stead, in any and all capacities, to sign any and all amendments to this Form 10-K and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all contents and purposes as it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CELGENE CORPORATION
By:	/s/ Robert J. Hugin Robert J. Hugin Chief Executive Officer (principal executive officer)
________________________________________________________________________________________________________________________
Date: February 19, 2015
Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert J. Hugin Robert J. Hugin	Chairman of the Board; Chief Executive Officer (principal executive officer)	February 19, 2015
/s/ Peter N. Kellogg Peter N. Kellogg	Chief Financial Officer (principal financial and accounting officer)	February 19, 2015
/s/ Richard W. Barker Richard W. Barker	Director	February 19, 2015
/s/ Michael D. Casey Michael D. Casey	Director	February 19, 2015

/s/ Carrie S. Cox Carrie S. Cox	Director	February 19, 2015
/s/ Michael A. Friedman Michael A. Friedman	Director	February 19, 2015
/s/ Gilla Kaplan Gilla Kaplan	Director	February 19, 2015
/s/ James Loughlin James Loughlin	Director	February 19, 2015
/s/ Ernest Mario Ernest Mario	Director	February 19, 2015